UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2008, VeriChip Corporation, a Delaware corporation (the “Company”), and its wholly-owned subsidiary, Xmark Corporation, a Canada corporation (“Xmark”, and together with the Company, the “Companies”), closed a $8.0 million debt financing with Valens Offshore SPV II, Corp. (the “Lender”), pursuant to the terms of a Securities Purchase Agreement, dated February 29, 2008 (the “Agreement”), among the Companies, the Lender and LV Administrative Services, Inc., as administrative and collateral agent. The Lender is an affiliate of Kallina Corporation (“Kallina”) and Laurus Master Fund, Ltd., which are lenders to Applied Digital Solutions, Inc. d/b/a Digital Angel (“Digital Angel”), an affiliate of the Company.

Under the terms of the Agreement, the Lender extended financing to the Companies in the form of a $8.0 million secured term note (the “Note”). The Note accrues interest at a rate of 12% per annum and has a maturity date of March 31, 2009. The entire outstanding principal balance under the Note together with any accrued and unpaid interest and any other amounts then owing under the Note by the Companies to the Lender are due and payable on March 31, 2009. The terms of the Note allow for optional redemption by paying 100% of the principal amount plus any amounts then owing under the Note and $120,000, if such amounts are paid prior to the six month anniversary of February 29, 2008, or $240,000, if such amounts are paid on or after the six month anniversary of February 29, 2008. The Note also contains certain events of default, including, among other things, failure to pay, violation of covenants, and certain other expressly enumerated events. In the event of default, the Lender is entitled to additional interest on the outstanding principal balance of the Note and on all outstanding obligations under the Note and the related agreements entered into in conjunction with the Note in an amount equal to 1% per month.

The Agreement contains various customary representations and warranties of the Companies as well as customary affirmative and negative covenants. To secure the Companies’ obligations under the Agreement, the Companies have granted the Lender a security interest in substantially all of the Companies’ assets, including all of the issued and outstanding capital stock in Xmark. The Company previously granted a security interest in all of its assets, including the outstanding capital stock in Xmark, to Digital Angel. The Lender entered into a Subordination Agreement with Digital Angel, dated February 29, 2008, under which obligations of the Company to Digital Angel are subordinated in right of payment and priority to the payment in full due to the Lender by the Company.

Pursuant to the Agreement, the Company issued to the Lender 120,000 shares of its common stock, par value $0.01 per share.

The Company used part of the proceeds of the financing with the Lender to prepay $5.3 million of debt owed to Digital Angel. In connection with the financing, the Company entered into a letter agreement with Digital Angel, dated February 29, 2008, under which the Company agreed, among other things, (i) to prepay the $5.3 million to Digital Angel, (ii) to amend that certain Third Amended and Restated Revolving Line of Credit Note Working Capital dated as of February 8, 2007, from the Company in favor of Digital Angel (the “Revolving Note”) to reduce the grace period from thirty days to five business days, (iii) to include a cross-default provision under which an event of default under the Note, if not cured within the greater of the applicable cure period or ten days after the occurrence thereof, is an event of default under the Revolving Note and related agreements, and (iv) to amend that certain letter agreement between the Company and Digital Angel dated as of December 20, 2007 (the “December 2007 Letter Agreement”), to provide that the Company will have until 5:00 p.m. EST on October 30, 2008 to prepay in full the entire Outstanding Principal Amount (as defined in the December 2007 Letter Agreement) to Digital Angel by paying to Digital Angel $10 million, less the $500,000 paid pursuant to the December 2007 Letter Agreement, less the $5.3 million paid in connection with this financing, less other principal payments made to reduce the Outstanding Principal Amount between the date of the December 2007 Letter Agreement and the date of such prepayment, plus any accrued and unpaid interest between October 1, 2007 and the date of such prepayment. As a result of the $5.3 million payment, the Company will not be required to make any further debt service payments to Digital Angel until September 1, 2009.

On August 31, 2007 the Company entered into a Registration Rights Agreement with Kallina in connection with the execution of a Securities Purchase Agreement between Digital Angel and Kallina under which Digital Angel transferred to Kallina 200,000 shares of Company common stock that Digital Angel owned (the “Grant Shares”). The Registration Rights Agreement required that the Company register the Grant Shares for resale by Kallina. On February 29, 2008, the Company, Kallina and two entities to which Kallina assigned a portion of its interest in the Registration Rights Agreement, entered into a Letter Agreement. The Letter Agreement terminates the Registration Rights Agreement and provides that the Company will file a registration statement for the Grant Shares after April 30, 2008 only if Kallina or its assigns are unable to sell the Grant Shares pursuant to an exemption to registration under Rule 144 of the Securities Act of 1933.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by the documents filed as Exhibits 10.1-10.8 hereto to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

See the disclosure provided in Item 1.01 above.

Item 2.02 Results of Operations and Financial Condition.

On March 5, 2008, the Company issued a press release reporting its financial results for the fourth quarter and full year ended December 31, 2007 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure provided in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, on February 29, 2008, the Company issued to the Lender 120,000 shares of its common stock, par value $0.01 per share. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation, Valens Offshore SPV II, Corp. and LV Administrative Services, Inc.

10.2	Secured Term Note dated as of February 29, 2008 by VeriChip Corporation and Xmark Corporation in favor of Valens Offshore SPV II, Corp.

10.3	Master Security Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation and LV Administrative Services, Inc.

10.4	Stock Pledge Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation and LV Administrative Services, Inc.

10.5	Intellectual Property Security Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation and LV Administrative Services, Inc.

10.6	Letter Agreement dated as of February 29, 2008 between VeriChip Corporation and Applied Digital Solutions, Inc.

10.7	Amendment to Third Amended and Restated Revolving Line of Credit Note dated as of February 29, 2008 between VeriChip Corporation and Applied Digital Solutions, Inc.

99.1	Press Release issued by VeriChip Corporation on March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: March 5, 2008

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation, Valens Offshore SPV II, Corp. and LV Administrative Services, Inc.

10.2	Secured Term Note dated as of February 29, 2008 by VeriChip Corporation and Xmark Corporation in favor of Valens Offshore SPV II, Corp.

10.3	Master Security Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation and LV Administrative Services, Inc.

10.4	Stock Pledge Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation and LV Administrative Services, Inc.

10.5	Intellectual Property Security Agreement dated as of February 29, 2008 among VeriChip Corporation, Xmark Corporation and LV Administrative Services, Inc.

10.6	Letter Agreement dated as of February 29, 2008 between VeriChip Corporation and Applied Digital Solutions, Inc.

10.7	Amendment to Third Amended and Restated Revolving Line of Credit Note dated as of February 29, 2008 between VeriChip Corporation and Applied Digital Solutions, Inc.

99.1	Press Release issued by VeriChip Corporation on March 5, 2008